UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 27, 2007

                        VITESSE SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)



                   1-31614                            77-0138960
           (Commission File Number)        (IRS Employer Identification No.)

  741 Calle Plano, Camarillo, California                93012
 (Address of principal executive offices)            (Zip Code)

      Registrant's telephone number, including area code:  (805) 388-3700

                                 Not applicable
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  |_| Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

  |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

  |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02     Departure of Directors or Certain Officers; Election of Directors;
              Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors' Compensation

     As previously  discussed,  the Board of Directors of Vitesse  Semiconductor
Corporation (the "Company") has launched a process to reconstitute its membership. As part of this process, the Board has initiated searches for new highly qualified directors who are independent of management. The Board undertook this process concurrent with the efforts to address the Company's operational, accounting and governance problems and to turn around the Company's operating performance.

     As part of this process, led by the Board's Nominating and Corporate Governance Committee under its recently elected Chairperson, Willow Shire, the Board announced that it will solicit recommendations from shareholders to identify highly qualified, independent candidates for new directors of the Company. The Board has engaged the recruiting firm of Russell Reynolds Associates to assist with the process of finding and selecting candidates.

     During this process, at least one candidate questioned the adequacy of the compensation package for the directors of the Company. The Board, in response, engaged a compensation consultant to advise the Board of Directors regarding the compensation of directors, and to determine the level that would be appropriate to attract and retain highly qualified and independent members. The Board has now completed that review of the compensation and related practices. After consultation with the compensation consultant, the Board determined that the current compensation package for directors was well below the mid-point, when compared to comparable companies. To bring its compensation into line with peers and to assist in this recruiting effort, on July 27, 2007, the Board of Directors adopted the following compensation package for directors:

               (i) directors will receive an annual retainer of $25,000 paid quarterly, $1,000 for each in-person Board meeting and $500 for each scheduled conference call Board meeting;

               (ii) the Chairperson of the Board (or Independent Lead Director if the Chairperson of the Board is an executive of the Company) will receive an annual retainer of $45,000 and the Chairpersons of the committees of the Board will each receive an annual retainer of $10,000;

               (iii) for each Committee meeting, the Chairperson of the Committee will receive $1,250 and the other members of the Committee will receive $1,000; and

               (iv) the equity portion of the compensation package was changed so that new directors after June 1, 2007 will receive an option to purchase 75,000 shares of the common stock of the Company and continuing directors will continue to be entitled to receive an annual grant of an option to purchase 40,000 shares of the common stock of the Company, however the Board has determined that the annual grants for all directors will be waived until the Company has filed the required financial statements with the Securities and Exchange Commission.

Amendment of Employment Agreement

     The Board of Directors also considered the compensation arrangements in place for Christopher Gardner, the Company's Chief Executive Officer, in light of his accomplishments over the past year and the challenges facing the Company. As a result, on July 27, 2007, the Company and Christopher Gardner entered into an Amended and Restated Employment Agreement (the "Gardner Agreement") that amends and restates the employment agreement between the Company and Mr. Gardner dated as of June 26, 2006. A copy of the Gardner Agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The Gardner Agreement amends Mr. Gardner's initial employment agreement to increase his base salary to $350,000, effective from April 1, 2007, and to provide that "Severance Pay" shall be 24 months of Mr. Gardner's base salary plus two times the average of the maximum target bonus for the two most recent fiscal years prior to termination, payable in a lump sum on the date of termination of employment under certain specified circumstances. Also, the definition of "Change in
Status"  was  revised  to  provide  that  Mr. Gardner's   guaranteed   monthly
compensation for consulting following termination of his employment under certain specified circumstances shall expire on the earlier of either three years after the date of termination of his employment or one year after the Company has an effective registration statement under the Securities Act of 1933 with respect to the shares to be issued upon exercise of options granted to him, and his options will continue to vest normally during his service as a consultant and will be exercisable until the earlier of 90 days following his termination as a consultant and the normal expiration date of such options.

Amendments to 2001 Stock Incentive Plan

     On July 27, 2007, the Board of Directors amended and restated the Company's 2001 Stock Incentive Plan to provide that new directors elected after June 1, 2007 will receive an option to purchase 75,000 shares of the common stock of the Company and the additional grants of options to purchase 60,000 shares of the common stock of the Company to the Chairperson of the Board have been eliminated. A copy of the Amended and Restated 2001 Stock Incentive Plan is attached to this Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

      Exhibit No.                       Description
     -------------                 -------------------
        10.1 Amended and Restated Employment Agreement, dated July 27, 2007, between the Company and Christopher Gardner

        10.2                   Amended and Restated 2001 Stock Incentive Plan

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated:  August 2, 2007

                              VITESSE SEMICONDUCTOR CORPORATION


                              By:     /s/ MICHAEL B. GREEN
                                   -------------------------------
                                   Michael B. Green
                                   Vice President, General Counsel
                                   and Secretary

                                  EXHIBIT INDEX


     Exhibit No.                       Description
   --------------               -----------------------

       10.1 Amended and Restated Employment Agreement, dated July 27, 2007, between the Company and
                        Christopher Gardner

       10.2             Amended and Restated 2001 Stock Incentive Plan